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                              FINANCING COMMITMENT

                                       FOR

                               CEC RESOURCES LTD.

This Financing Commitment constitutes the whole and entire agreement between the Borrower, CIBC and PLC and cancels and supersedes any prior agreements, undertakings, declarations, representations and warranties, written or verbal, among the parties in respect of the subject matter of this Financing Commitment, including any prior Financing Commitment or arrangements.



                                                                    MAY 18, 2001

BORROWER:           CEC Resources Ltd. (the "BORROWER")

GUARANTOR:          Carbon Energy Corporation (the "GUARANTOR")

LENDER:             Canadian Imperial Bank of Commerce ("CIBC")

GAS PURCHASE AND
SALE TRANSACTIONS
FACILITATOR:        CIBC World Markets PLC or any other subsidiary of CIBC from time to time ("PLC")

CONFIDENTIALITY:    This Financing Commitment will be treated in confidence by the Borrower, CIBC and PLC unless disclosure is required by law or other reporting or disclosure requirements.

AMOUNT: Cdn. $14,000,000 as a revolving/term production loan (the "PRODUCTION LOAN") and,

                    U.S. $3,500,000 as a swap facility (the "SWAP FACILITY") (collectively, the "FACILITY").

PURPOSE OF
THE FACILITY:       PRODUCTION LOAN

                    For normal operating requirements and to assist the Borrower in the exploration, development, production and/or acquisition of oil and gas reserves in Western Canada.

                    SWAP FACILITY

                    To provide for the Borrower's contingent exposure under commodity swaps either financially or physically settled.

HOSTILE
ACQUISITION:        The Borrower shall not utilize whether directly or
                    indirectly Availments to facilitate, assist or participate in a hostile acquisition without the prior written consent of CIBC which may be withheld in CIBC's sole discretion.

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BORROWING BASE:     Subject to the satisfaction of the Conditions Precedent to
                    Funding, the Production Loan currently permits draws of up to Cdn. $14,000,000, (the "BORROWING BASE") subject to adjustment as herein provided, and will remain in effect until expiration of the Revolving Phase.

                    CIBC will undertake at any time, but not less frequently than semi-annually during the Revolving and Term phase if CIBC so chooses, a review of the Borrower's oil and gas properties evaluated in an independently prepared economic and reserve evaluation report (provided annually) for purposes of redetermining the Borrowing Base applicable to the Facility. To assist in such redetermination, the Borrower will provide to CIBC operating statements and such other technical information with respect to the properties being reviewed as CIBC may request.

                    Should CIBC determine at any time that there is a Borrowing Base Shortfall, during both the Revolving Phase and the Term Phase, the Borrower will, within 60 days, use whatever means necessary to reduce its indebtedness under this Financing Commitment by that amount stipulated by CIBC, or alternatively pledge additional security to CIBC sufficient to cover, in CIBC's opinion, such deficiency.

                    While a Borrowing Base Shortfall exists, the Borrower shall:

                    *    not request new Availments;

                    * provide CIBC with information needed to determine the Borrower's Available Cash Flow;

                    * dedicate on a monthly basis for repayment of this Financing Commitment such portion of its Available Cash Flow as is required to eliminate the Borrowing Base Shortfall within 60 days from the date CIBC delivers notice to the Borrower of the Borrowing Base Shortfall; and

                    * pay the increased compensation required under the heading "Borrowing Base Rate Shortfall or Event of Default".

PRODUCTION LOAN
AVAILABILITY:       The Production Loan can be advanced by way of any
                    combination of the following availments:

                    *    overdraft borrowings in Canadian dollars;

                    * letters of credit, letters of guarantee, cheque credits, bid cheques for out of Province land sales and corporate visa (collectively the "SUNDRY OPTIONS").

SWAP FACILITY
AVAILABILITY:       At the Borrower's request and subject to market
                    availability, CIBC and/or PLC will provide quotes for (i) forward rate agreements to provide fixed or floating rate funding for part or all of the Production Loan, (ii) commodity swaps covering a portion of the Borrower's oil and gas production, (iii) forward exchange contracts and (iv) firm gas purchase and sale transactions, subject to the following:

                    o Forward Rate Agreements - terms shall not exceed the lesser of two years and the date of expiry or termination of the Production Loan, with
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                         aggregate amounts hedged not to exceed 60% of the
                         average Principal Indebtedness outstanding during the Borrower's previous fiscal quarter;

                    o Commodity Swaps - terms shall not exceed the lesser of two years and the date of expiry or termination of the Production Loan, with aggregate production volumes hedged from all sources, for both natural gas and oil, (calculated separately, not collectively) not to exceed 60% of the Borrower's average production as forecast by CIBC.

                    o Forward Exchange Contracts - terms shall not exceed the lesser of two years and the date of expiry or termination of the Production Loan, with aggregate amounts hedged not to exceed 60% of the Borrower's applicable foreign revenue;

                    o Physical Gas Purchase and Sale Transactions - terms and conditions as outlined in the Master Firm Gas Purchase/Sale Agreement, terms shall not exceed the lesser of two years and the date of expiry or termination of the Production Loan, with aggregate production volumes hedged from natural gas not to exceed 60% of the Borrower's current daily production volume as determined by CIBC;

                    provided that in all instances, the Borrower's contingent liability to CIBC and/or PLC under the Swap Facility shall be secured and rank PARI PASSU with the Principal Indebtedness.

                    Notwithstanding the foregoing, the sum of the aggregate production volumes hedged with CIBC and/or PLC from natural gas under both the commodity swaps and physical gas purchase and sale transactions described above shall not at any time exceed 60% of the Borrower's current daily production volumes of natural gas as determined by CIBC.

TERM AND
REPAYMENT:          The Production Loan will revolve and fluctuate at the
                    Borrower's option until August 31, 2001 (the "REVOLVING
                    PHASE") with interest payable monthly in arrears. At the request of the Borrower, the Production Loan may be renewed upon such terms and for such period, and subject to the requirements listed below, as CIBC may in its discretion agree to (a "REVOLVING PERIOD"). CIBC may elect to renew all or only a portion of the Production Loan for a further
                    Revolving Phase.

                    REVOLVING PHASE

                    While the Production Loan is in the Revolving Phase, the Borrower may, at least 60 days prior to the termination of the then current Revolving Phase, request an extension of the Revolving Phase provided:

                    *    the extension is for 364 days or less;

                    * the extension will not result in the then current Revolving Period extending beyond 364 days; and

                    * CIBC, in its unrestricted discretion, consents to the extension.
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                    An extension of the Revolving Phase will create a new and
                    separate Revolving Phase which in turn can only be extended as provided above.

                    Upon the expiration or termination of the then current Revolving Phase, any amount undrawn under the Production Loan will be permanently cancelled.

                    TERM PHASE

                    During the Term Phase, the Production Loan will be permanently reduced by way of consecutive monthly principal payments commencing 30 days after the end of the Revolving Phase over an amortization period consistent with the Borrower's cash flow profile, as determined by CIBC, by applying its usual practice for similar type loans in comparable circumstances, provided that such amortization period shall not exceed 36 months.

                    Where used herein, the term "TERM PHASE" means the period commencing immediately after the end of the Revolving Phase until repayment of the Production Loan in full.

PREPAYMENT AND
CANCELLATION:       The Borrower may permanently prepay the Facility in whole or in part, subject to the following:

                    * All prepayments, during the Term Phase, will be made in inverse order of maturity;

                    * Availments by way of commodity swaps (financial or physical), forward rate agreements and forward exchange contracts may be prepaid only at maturity except where the Borrower agrees to pay CIBC's breaking costs due to early redemption of offsetting positions or otherwise, including all costs associated with reversing positions, provided such early redemption is possible; and

                    * the Borrower may at any time, upon giving CIBC two Banking Days prior notice, cancel any unused part of the Facility and any cancelled portion will not be reinstated.

RATES AND
STAMPING FEES:      REVOLVING PHASE

                    * CIBC Prime Rate in effect from time to time plus 1/2 of 1% per annum with interest payable monthly in arrears.

                    TERM PHASE

                    * CIBC Prime Rate in effect from time to time plus 1 1/2% per annum with interest payable monthly in arrears.

STANDBY FEE:        During the Revolving Phase, a Standby Fee of 1/4 of 1% per
                    annum calculated on the undrawn portion of the available and unused Production Loan is payable monthly in arrears.

RENEWAL FEE:        $20,000 is payable upon the Borrower's acceptance of the
                    terms and conditions hereof.
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SUNDRY OPTIONS:     Fees on Sundry Options are subject to change without notice and are payable as follows:

                    Letters of Credit/     -  1.3% per annum or portion thereof
                    Letters of Guarantee      in advance with a minimum of $150
                    Corporate Visa         -  CIBC standard rates
                    Bid Cheques            -  2.0% per annum plus $10.00 per
                                              cheque for out of province Bid
                                              Cheque transactions

BORROWING BASE
SHORTFALL OR
EVENT OF DEFAULT:   Effective on the 30th day following receipt by the Borrower of a notice of a Borrowing Base Shortfall or an Event of Default (the "Effective Date"), the interest rates then applicable to CIBC Prime Rate loans shall increase by 2% per annum and such increase shall remain in effect for as long as a Borrowing Base Shortfall or Event of Default subsists.

LEGAL FEES:         CIBC's costs, including legal and the cost to prepare any
                    environmental assessments, in connection with the preparation, establishment, operation or enforcement of this Financing Commitment, including the Security, are for the account of the Borrower.

SECURITY:           The Borrower will provide to CIBC and PLC and maintain the following as security for all obligations of the Borrower arising under this Financing Commitment, including any liability or exposure of CIBC under the Sundry Options and CIBC and/or PLC under the Swap Facility;

                    * Acknowledgement, in form satisfactory to CIBC, from the Borrower to CIBC and PLC that all previous Security granted to CIBC by the Borrower under any existing facility or any other previous facilities including, without limitation, the financing commitments dated November 25, 1998, October 8, 1999 and September 15, 2000, remains in full force and effect;

                    * a Second Supplemental Debenture in the amount of $25,000,000 conveying a first floating charge (with right to fix) over all the present and after-acquired property of the Borrower together with a pledge thereof;

                    * Negative pledge from CEC Resources Ltd. and undertaking to provide fixed charge security;

                    * Guarantee from Carbon Energy Corporation with respect to the unconditional guarantee of the Borrower's indebtedness to CIBC and PLC (containing an acknowledgement that the Negative Pledge dated October 6, 2000 granted by the Guarantor continues in full force and effect), together with a legal opinion of the Guarantor's counsel in support thereof, in form satisfactory to CIBC;

                    * General Security Agreement providing a first priority security interest in all present and after-acquired personal property of the Borrower;

                    * Officer's certificate certifying ownership of properties and interests as evaluated by CIBC;

                    *    Standard CIBC agreement respecting hydrocarbons;
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                    *    Standard CIBC agreement and documentation relative to
                         Sundry Options;

                    *    Standard CIBC overdraft lending agreement;

                    * Standard ISDA form agreement relative to swap transactions, (when required);

                    * Master Firm Gas Purchase/Sale Agreement with any relating documents as required by CIBC or its counsel, (when required); and

                    * Any and all other security or documents as required by CIBC or its counsel.

                    (collectively the "Security").

                    In the event of any conflict between this Financing Commitment and the Security, this Financing Commitment shall govern.

OTHER COVENANT:     The Borrower covenants not to provide any financial support by guarantee, pledge of its shares, granting of a security interest or other mortgage, charge, lien or encumbrance of any kind, or otherwise to an affiliate (as such term is defined in the BUSINESS CORPORATIONS ACT (Alberta)) without the prior written consent of CIBC, in its sole discretion.

UNDERTAKING:        Upon request, the Borrower agrees to provide CIBC with such additional security that in CIBC's reasonable opinion is required to cover its or PLC's contingent exposure and all indebtedness under the Swap Facility, including without limitation, an acknowledgement and amending agreement and such other documentation as CIBC may request to confirm that the Security held by CIBC as at date hereof secures such contingent exposure and indebtedness to PLC and to amend the Security accordingly.

CONDITIONS
PRECEDENT
TO FUNDING:         CIBC's obligation to provide increased Availments shall be subject to the following conditions precedent being met, unless waived in writing by CIBC:

                    *    execution of the Financing Commitment;

                    * the Security in form and substance satisfactory to CIBC;

                    * the receipt by CIBC of a duly executed environmental certificate in CIBC's standard form;

                    * no Event of Default shall have occurred nor any event which, after notice or lapse of time or both, would become an Event of Default; and

                    * the appropriate notice of borrowing shall have been delivered in accordance with the notice provisions provided herein.

ADDITIONAL
CONDITION:          In addition to the conditions set forth above, CIBC's
                    obligation to provide Availments, other than rollovers or
                    conversions of a then maturing advance, shall be suspended for as long as there exists a Borrowing Base Shortfall.
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REPORTING
REQUIREMENTS:       The Borrower will provide to CIBC:

                    * audited financial statements of the Guarantor within 120 days of the Borrower's fiscal year-end;

                    * the Guarantor's quarterly 10 Q filings within 60 days of the end of the first three fiscal quarters of each fiscal year;

                    * unaudited annual financial statements of the Borrower within 120 days of the Borrower's fiscal year-end;

                    * unaudited quarterly financial statements within 60 days of the end of the first three fiscal quarters of each fiscal year;

                    * an independently prepared economic and reserve evaluation report covering the Borrower's oil and gas properties along with annual cash flow projections and capital expenditure budgets within 90 days of the end of each fiscal year;

                    * at the request of CIBC, production revenue statements on a monthly basis within 60 days of each month end, such statements indicating the gross oil and gas production, net production, total revenues, royalties and other burdens, operating expenses and net revenues, in a format acceptable to CIBC;

                    * compliance certificate substantially in the form of Schedule B hereto within 60 days of the end of each fiscal quarter; and

                    * such other documentation and information as CIBC may reasonably request, including any internally or independently prepared environmental assessment reports in the Borrower's possession.

DISPOSITION
LIMIT: In addition to the Borrower's covenants found in Schedule A hereto, the Borrower will not sell, convey or otherwise dispose of any of its Proved Producing Reserves or related facilities, other than in the normal course of business and on arm's length terms, provided that, if cumulative proceeds of all dispositions to be received by the Borrower exceed $1,000,000 in any calendar year, such proceeds will be used to permanently repay the Principal Indebtedness, unless other arrangements are made with CIBC.

CHANGE
OF CONTROL:         The Borrower shall notify CIBC of a Change of Control as
                    soon as it becomes aware thereof, and CIBC may at its sole discretion, by written notice to the Borrower, terminate the Facility upon a Change of Control occurring. Such termination will be effective on the 30th day following the giving of the notice by CIBC and thereupon all Principal
                    Indebtedness, interest, fees and all amounts due by the Borrower to CIBC or PLC under the Facility will be due and payable.

INDEMNITY:          The Borrower agrees to indemnify and hold CIBC and its
                    officers, directors, employees and agents harmless against any and all liabilities and costs associated with or as a
                    result of CIBC and PLC entering into and performing their
                    obligations under this Financing Commitment, including but not limited to liabilities
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                    or costs associated with or as a result of (i) any
                    transaction financed or to be financed in whole or part, directly or indirectly, by the proceeds of this Facility; or
                    (ii) any breach or non-compliance of any legislation, order, directive or judgment by the Borrower for the protection of the environment. This indemnity will survive the repayment, cancellation or termination of this Financing Commitment.

NOTICES: Any notice or communication to be given hereunder and under the Security may be effectively given by delivering the same at the addresses hereinafter set forth or by telecopy or by sending the same by prepaid registered mail to the parties at such addresses. Any notice so mailed will be deemed to have been given upon actual receipt thereof. The address of the parties are:

                    CEC Resources Ltd.
                    1750, 530 - 8th Avenue S.W.
                    Calgary, Alberta
                    T2P 3S8

                    Attention: Robert R. Morrison
                               President
                    Telecopy:  (403) 262-8167

                    Canadian Imperial Bank of Commerce
                    Oil and Gas Group
                    10th Floor Bankers Hall
                    855 - 2nd Street S.W.
                    Calgary, Alberta
                    T2P 2P2

                    Attention: Vice President, Oil & Gas
                    Telecopy:  (403) 221-5779

                    Either party may from time to time notify the other, in accordance with the provisions hereof, of any change of address or addressee, which thereafter, until changed by like notice, will be the address of such party for all purposes of this Financing Commitment and the Security.

GENERAL TERMS
AND CONDITIONS:     Schedule A hereto contains general definitions, covenants, events of default, terms and conditions which form part of this Financing Commitment.
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PRIOR
INDEBTEDNESS:       All amounts owing by the Borrower as at the effective date hereof under any other financing commitment or agreement shall be deemed to be amounts owing under this Facility and this Financing Commitment as of the effective date hereof.

                    OUR FINANCING COMMITMENT IS OPEN TO ACCEPTANCE BY YOU ON OR PRIOR TO JUNE 29, 2001.

                    CANADIAN IMPERIAL BANK OF COMMERCE

                    Per:
                         ---------------------------------------------
                    Name: David W. Richardson
                    Title: Vice President


                    Per:
                        ---------------------------------------------
                    Name: Scott Daniel
                    Title: Manager, Commercial Banking

                    THE ABOVE TERMS AND CONDITIONS AND THOSE CONTAINED IN THE ATTACHED SCHEDULE "A" ARE AGREED TO BE EFFECTIVE THE 29TH DAY OF JUNE, 2001.

                    CEC RESOURCES LTD.

                    Per:
                        ---------------------------------------------
                    Name: Robert Morrison
                    Title: President


                    Per:
                        ---------------------------------------------
                    Name: Kevin D. Struzeski
                    Title: Treasurer